                                                                    Exhibit 12.1


                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)


                                                       SIX MONTHS ENDED
                                                    ---------------------             FISCAL YEARS ENDED NOVEMBER 30,
                                                      MAY 31,    MAY 31,   ----------------------------------------------------
                                                       2001       2000       2000        1999       1998       1997       1996
                                                    ---------    --------  --------    -------    -------    -------    -------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations ......    $ 241,093     96,151    375,635    285,477    240,114     85,727     84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges ..................................       78,529     47,830    142,654     73,020     63,792     63,483     49,100
Interest capitalized ...........................      (64,334)   (37,937)  (117,444)   (54,792)   (45,930)   (32,600)   (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities ..............................        2,644      1,884      6,928     (8,197)     1,050         15         50
Previously capitalized interest amortized ......       53,114     29,728     98,601     49,011     43,216     25,600     20,500
                                                    ---------     ------    -------     ------     ------     ------     ------
"Earnings" .....................................    $ 311,046    137,656    506,374    344,519    302,242    142,225    130,879
                                                    =========    =======    =======    =======    =======    =======    =======
FIXED CHARGES:
Interest incurred ..............................    $  71,244     43,288    130,458     64,908     59,043     63,483     49,100
Interest component of rent expense(1) ..........        7,285      4,542     12,196      8,112      4,749         --         --
                                                    ---------     ------    -------     ------     ------     ------     ------
"Fixed Charges" ................................    $  78,529     47,830    142,654     73,020     63,792     63,483     49,100
                                                    =========     ======    =======     ======     ======     ======     ======
EARNINGS TO FIXED CHARGES INCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES ........          4.0        2.9        3.5        4.7        4.7        2.2        2.7

-----------------------------
(1)      The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)


                                                   SIX MONTHS ENDED
                                                ---------------------                 FISCAL YEARS ENDED NOVEMBER 30,
                                                  MAY 31,     MAY 31,    ---------------------------------------------------------
                                                   2001         2000       2000        1999        1998         1997        1996
                                                ---------     -------    --------    --------    --------     -------     --------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations ....  $ 241,093      96,151     375,635     285,477     240,114      85,727      84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges ................................     77,898      46,962     141,047      70,789      60,541      58,969      43,900
Interest capitalized .........................    (64,334)    (37,937)   (117,444)    (54,792)    (45,930)    (32,600)    (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities ............................      2,644       1,884       6,928      (8,197)      1,050          15          50
Previously capitalized interest amortized ....     53,114      29,728      98,601      49,011      43,216      25,600      20,500
                                                ---------     -------     -------     -------     -------     -------     -------
"Earnings" ...................................  $ 310,415     136,788     504,767     342,288     298,991     137,711     125,679
                                                =========     =======     =======     =======     =======     =======     =======
FIXED CHARGES:
Interest incurred (excluding
   limited-purpose financing
   subsidiaries) .............................  $  70,613      42,420     128,851      62,677      55,792      58,969      43,900
Interest component of rent expense(1) ........      7,285       4,542      12,196       8,112       4,749          --          --
                                                ---------     -------     -------     -------     -------     -------     -------
"Fixed Charges" ..............................  $  77,898      46,962     141,047      70,789      60,541      58,969      43,900
                                                =========      ======     =======      ======      ======      ======      ======

EARNINGS TO FIXED CHARGES EXCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES ......        4.0         2.9         3.6         4.8         4.9         2.3         2.9

-----------------------
(1)      The interest component of rent expense was not material prior to 1998.